Exhibit 10.1.4.10
AMENDMENT TO THE
CONSOLIDATED EDISON RETIREMENT PLAN

1

WHEREAS, pursuant to Article X, Amendment, Merger and Termination, Section 10.01, Amendment of the Plan, the Plan Administrator has the authority to amend certain provisions of the Consolidated Edison Retirement Plan (the “Retirement Plan”); and
WHEREAS, the Vice President – Human Resources, as Plan Administrator, is authorized to execute the specified amendments to the Retirement Plan, her execution to be evidence conclusively of her approval thereof;
NOW, therefore, the Retirement Plan is amended as set forth below:

2

Amendment Number 12
The Title Page of the Retirement Plan is amended effective January 1, 2022, by adding the following new amendments at the end:
33.Amended, effective January 1, 2022, to take into account changes made by the 2021-2025 Collective Bargaining Agreement between CECONY and Local Union 3 of the International Brotherhood of Electrical Workers, AFL-CIO.
34.Amended, effective January 1, 2022, to eliminate the limit on the amount of an Annual Variable Pay Award that will be taken into account when calculating a Participant’s benefit.
35.Amended to reflect that Surviving Spouses are eligible for a lump sum distribution.
36.Amended to reflect that a CECONY Weekly Participant and O&R Hourly Participant who transfers to a management position will have their pension allowance computed using the formula that was approved for Total Rewards.
Amendment Number 13
The Introduction is amended effective January 1, 2022, to add at the end of that Section:
As a result of the Board of Directors and Board of Trustees approval of the 2021-2025 Collective Bargaining Agreement between CECONY and Local Union 3 of the International Brotherhood of Electrical Workers, AFL-CIO and Consolidated Edison Company of New York, Inc., the Retirement Plan is amended effective January 1, 2022, to provide that Local 3 Participants covered under the Final Average Pay

3

formula with greater than 75 points will be eligible to receive a cash out.

The Retirement Plan was also amended effective January 1, 2022, to remove the limit on the amount of an annual variable pay award that will be counted when calculating a Participant’s benefit.
The Retirement Plan was also clarified to reflect that Surviving Spouses are eligible to elect their benefit in the form of a lump sum.
The Retirement Plan was also clarified to reflect that a CECONY Weekly Participant and O&R Hourly Participant who transfers to a management position will have their pension allowance computed using the formula that was approved for Total Rewards.
Amendment Number 14
Article I, Definitions, Section 1.11, Annual Variable Pay Award, is amended effective January 1, 2022, by adding at the end of the Section, the following sentence:
Effective January 1, 2022, the percentage limitations on the amount of any Annual Variable Pay Award to be counted for any Participant will no longer apply.
Amendment Number 15
Article IV, Eligibility for and Amount of Benefits, Section 4.08,
Spouse’s Pension, Subsection (b)(1) is clarified by adding the following phrase to end of the second to last sentence:
, unless, to the extent the Rule of 75 CECONY Participant was eligible for a lump sum, the Surviving Spouse has elected to receive his or her Pension Allowance in the form of a Lump Sum instead of an annuity.

4

Amendment Number 16
Article IV, Eligibility for and Amount of Benefits, Section 4.08,
Spouse’s Pension, Subsection (c)(3), is clarified by adding the following phrase to the end of the second to last sentence:
, unless the Surviving Spouse elected to receive his or her O&R
Spouse’s Death Benefit in the form of a Lump Sum.
Amendment Number 17
Article IV, Eligibility for and Amount of Benefits, Section 4.10, Transfers and Employment With an Affiliate, is amended by adding a new Subsection (e) as follows:
Transferred On or After January 1, 2009 – Beginning January 1, 2009, a CECONY Weekly Participant covered under the Final Average Pay formula and an O&R Hourly Participant covered under the Career Average Pay formula, who transfers to the management payroll of CECONY or O&R, respectively, shall (i) continue to be covered under such respective formulas, and (ii) have the portion of his or her Pension Allowance attributable to service after the transfer date computed using the benefit formula applicable to management participants in the Final Average Pay formula of CECONY or the Career Average Pay formula of O&R, as the case may be.
Amendment Number 18
Article V, Automatic Form of Payment, Section 5.02, Optional Forms of Payment, subsection (b)(7), Cash Out Option, is amended effective January 1, 2022 by adding a new subsection (vi) to the end thereof as follows:

5

Effective on and after January 1, 2022, a CECONY Participant who is a CECONY Weekly Employee who is a member of Local 3 or a CECONY Local 3 Employee-1 and who is a Rule of 75 Participant may elect to receive his or her Pension Allowance otherwise payable to him or her in the form of a Cash Out which will be calculated taking into account an early retirement subsidy. If the CECONY Weekly Employee or the CECONY Local 3 Employee-1 who is a Rule of 75 Participant is married both at the time of making the election and the Annuity Starting Date, he or she must have spousal consent.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 28 day of December, 2021.

/s/Nancy Shannon

Nancy Shannon
Vice President of Human Resources of Consolidated Edison Company of New York, Inc. And the Plan Administrator of the Retirement Plan

6